Exhibit 99.1

Hyzon Motors Announces Retirement of Gary Robb, Chief Technology Officer; Chief Engineer Shinichi Hirano to Replace Mr. Robb as CTO

ROCHESTER, N.Y. – September 2, 2021 – Hyzon Motors Inc. (NASDAQ: HYZN) (“Hyzon” or the “Company”), a leading global supplier of zero-emission fuel cell electric heavy vehicles, today announced the retirement of Gary Robb, the Company’s Chief Technology Officer, effective September 17, 2021. Shinichi Hirano, Hyzon’s Chief Engineer, Fuel Cell, has been appointed to succeed Mr. Robb as Chief Technology Officer.

“On behalf of Hyzon, we thank Gary for his leadership and acknowledge his contributions from more than two decades developing fuel cell systems for vehicles, including his role as co-founder of Hyzon Motors, Inc. We are fortunate that Gary will continue to consult for Hyzon as we continue to build a world-class team of highly experienced personnel around the world. We wish Gary the best in this next chapter as he plans to pursue other interests,” said Craig Knight, Chief Executive Officer of Hyzon.

“As a co-founder of Hyzon I am grateful for the opportunity to make a real impact in accelerating the decarbonization of commercial transportation and I look forward to seeing all of the great things the Hyzon team will accomplish,” said Mr. Robb.

Mr. Hirano joined Hyzon in May 2021 and is a 30-year veteran of automotive fuel cell technology, bringing to Hyzon decades of experience and expertise. This includes his recent 17-year leadership tenure at Ford Motor Company, where he served as the principal research engineer and technology expert for fuel cells. While at Ford, Mr. Hirano also led the Ford-Daimler fuel cell alliance, and USCAR Fuel Cell Teams in partnership with the US Department of Energy.

Prior to his arrival at Ford in 2003, Mr. Hirano started his professional career at Mazda Motor Corporation, where he spent more than eight years leading various hydrogen and fuel cell related research projects, including the development of the Mazda Demio fuel cell vehicle.

Mr. Hirano holds 25 U.S. patents in the automotive hydrogen fuel cell and battery areas and has published 15 papers for peer-reviewed journals. He studied electrical engineering at Tokyo University of Science and continued his fuel cell catalyst and MEA research as a guest scientist at Texas A&M University’s Center for Electrochemical Systems and Hydrogen Research.

About Hyzon

Headquartered in Rochester, N.Y., with U.S. operations in the Chicago and Detroit areas, and international operations in the Netherlands, Singapore, Australia, Germany, and China, Hyzon is a leader in fuel cell electric mobility with an exclusive focus on the commercial vehicle market, and a near-term focus on back to base (captive fleet) operations. Utilizing its proven and proprietary hydrogen fuel cell technology, Hyzon aims to supply zero-emission heavy duty trucks and buses to customers in North America, Europe and around the world to mitigate emissions from diesel transportation, which is one of the single largest sources of carbon emissions globally. The Company is contributing to the escalating adoption of fuel cell electric vehicles through its demonstrated technology advantage, leading fuel cell performance and history of rapid innovation. Visit www.hyzonmotors.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyzon disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Hyzon cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyzon, including risks and uncertainties described in the “Risk Factors” section of Hyzon’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 21, 2021, our Registration Statement on Form S-1 filed with the SEC on July 30, 2021, and other documents filed by Hyzon from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Hyzon gives no assurance that Hyzon will achieve its expectations.

Media contacts

Hyzon Motors

Caroline Curran

Hill+Knowlton Strategies

+1 256-653-5811

caroline.curran@hkstrategies.com

For investors:

Darla Rivera

Hyzon Motors Inc.

IR@HyzonMotors.com